UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

Redbox Entertainment Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39741	85-2157010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Tower Lane, Suite 800 Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

(630) 756-8000
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RDBX	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	RDBXW	The Nasdaq Stock Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On May 10, 2022, Redbox Entertainment Inc., a Delaware corporation (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with Chicken Soup for the Soul Entertainment Inc., a Delaware corporation (“CSSE”), RB First Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of CSSE (“Merger Sub Inc.”), RB Second Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Merger Sub LLC”), Redwood Opco Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of CSSE (“Opco Merger Sub LLC”) and Redwood Intermediate LLC, a Delaware limited liability company (“Opco LLC”).

Under that certain Credit Agreement, dated as of October 20, 2017 (as amended through the Sixth Amendment, dated April 15, 2022 (the “Sixth Amendment”), together, the “Amended Credit Agreement”), by and among Opco LLC and certain of its subsidiaries, HPS Investment Partners, LLC (“HPS”), as administrative agent and collateral agent, and the lenders party thereto, $50.0 million in Sixth Amendment Incremental Revolving Loans (as defined in the Amended Credit Agreement) will be made available to the Company subject to certain conditions. At entry into the Sixth Amendment, borrowings of Sixth Amendment Incremental Revolving Loans were limited to no more than $15.0 million in the aggregate, with additional borrowings becoming available if, among other things, the Company and Opco LLC entered into an Acceptable Purchase Agreement (as defined in the Amended Credit Agreement) by May 10, 2022. Entry into the Merger Agreement permitted Opco LLC to draw additional Sixth Amendment Incremental Revolving Loans (subject to any restrictions on incurring such debt as set forth in the Merger Agreement). An event of default under the Amended Credit Agreement will occur if (i) the Merger Agreement is terminated (and is not replaced by another Acceptable Purchase Agreement) or (ii) the consummation of the Mergers (as defined below) does not occur on or before October 31, 2022 (or such later date as HPS may agree).

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) at the time the First Company Merger (as defined below) becomes effective (“Effective Time”), (A) Merger Sub Inc. will merge with and into the Company (the “First Company Merger”), with the Company continuing as the surviving entity (the “Surviving Corporation”); and (B) simultaneously with the First Company Merger, Opco Merger Sub LLC will merge with and into Opco LLC (the “Opco Merger”), with Opco LLC continuing as the surviving entity; and (ii) immediately following the First Company Merger and Opco Merger, the Surviving Corporation will merge with and into Merger Sub LLC (the “Second Company Merger” and, together with the First Company Merger, the “Integrated Mergers,” and the Integrated Mergers together with the Opco Merger, the “Mergers”), with Merger Sub LLC continuing as the surviving entity.

Pursuant to the Merger Agreement, at the Effective Time, (i) each share of Class A common stock of the Company, par value $0.0001 per share (the “Company Class A Common Stock”), will be cancelled and automatically deemed for all purposes to represent the right to receive, 0.087 shares (the “Exchange Ratio”) of Class A common stock, par value $0.0001 per share, of CSSE (the “CSSE Class A Common Stock”), (ii) each unit of Opco LLC will be converted into the right to receive a number of CSSE Class A Common Stock equal to the Exchange Ratio and (iii) each share of Class B common stock of the Company, par value $0.0001 per share (the “Company Class B Common Stock”), will be automatically cancelled for no additional consideration.

At the Effective Time, each vested or unvested Company restricted stock unit (a “Company RSU Award”) that is outstanding as of immediately prior to the Effective Time held by each holder will automatically be converted into the right to receive a number of shares of CSSE Class A Common Stock equal to the Exchange Ratio multiplied by the number of vested or unvested Company RSU Awards held by such holder immediately prior to the Effective Time.

The parties’ obligation to consummate the Mergers (the “Closing”) is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including: (i) the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement by the affirmative vote of the holders of at least a majority of the Company’s outstanding Class A Common Stock and the Company’s outstanding Class B Common Stock, voting as a single class (the “Requisite Company Vote”), (ii) the listing of CSSE Class A Common Stock issuable as merger consideration on Nasdaq, (iii) the approval of the issuance of the CSSE Class A Common Stock issuable as Merger Consideration (the “Parent Stock Issuance”) by the affirmative vote, or consent of the holders, of a majority of the common stock of CSSE cast on the proposal, with CSSE Class A Common Stock and CSSE’s class B common stock voting as a single class, which approval was satisfied by delivery of an irrevocable written consent from the controlling shareholder of CSSE (the “Written Consent”), (iv) the effectiveness of a registration statement on Form S-4 with respect to the CSSE Class A Common Stock issuable as Merger Consideration,(the “Registration Statement”), (v) the expiration or termination of applicable waiting periods under the HSR Act and no restraints or other injunctions prohibiting the Closing, (vi) no Material Adverse Effect on the Company or CSSE, (vii) HPS having executed and delivered to CSSE definitive financing agreements and (viii) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations.

Holders of a majority of the Company’s common stock are parties to that certain Voting and Support Agreement entered into on April 15, 2022 and filed as exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on April 28, 2022,  pursuant to which the stockholder parties thereto agreed to vote their shares of the Company (i) in favor of any strategic transaction approved and recommended by the Company’s Board of Directors (the “Board”), or any committee to which the Board delegates authority, subject to certain terms and conditions, (ii) in opposition to any transaction involving the Company that has not been approved and recommended by the Board, and (iii) in favor of any directors that are proposed or nominated to the Board by the Company at any annual meeting of the Company.

The Company has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the date of the signing of the Merger Agreement and the Closing including that the Company will not borrow in excess of $45 million of Sixth Amendment Incremental Revolving Loans under the Amended Credit Agreement (the “Pre-Closing Borrowing Covenant”). The representations and warranties made by the Company are, subject to certain limited exceptions, qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission (“SEC”) filings.

The Merger Agreement also contains covenants by the Company not to directly or indirectly solicit an alternative transaction or participate in any discussions or negotiations with any person making any proposal for an alternative transaction, and requiring the Board to recommend to its stockholders that they approve the transactions contemplated by the Merger Agreement, in each case, subject to certain exceptions. The Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event.

Under the Merger Agreement, each of the Company and CSSE has also agreed to use reasonable best efforts to consummate the Mergers.

The Company and CSSE will prepare, and CSSE will cause to be filed with the SEC, the Registration Statement, which shall contain (i) a proxy statement in connection with the solicitation by the Company of proxies for the Requisite Company Vote in preliminary form of the type contemplated by Regulation 14A promulgated under the Securities and Exchange Act of 1934 ("Exchange Act"), (ii) a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act, which shall contain the information specified in Schedule 14C under the Exchange Act concerning the Written Consent, the Mergers and the other transactions contemplated by the Merger Agreement and (iii) a prospectus relating to the Parent Stock Issuance. Additionally, the Company covenants that it will convene a meeting of its stockholders for Requisite Company Vote as soon as reasonably practicable after the Registration Statement becomes effective.

The Merger Agreement contains certain termination rights for the Company and CSSE, and provides that, upon termination of the Merger Agreement by the Company or CSSE upon specified conditions including where the Board changes its recommendation that its stockholders approve the transactions contemplated by the Merger Agreement or where the Company breaches the Pre-Closing Borrowing Covenant, the Company will be required to pay CSSE a termination fee equal to $15,000,000. In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Mergers have not been consummated on or before October 31, 2022, subject to extensions for regulatory approval.

The foregoing description of the Merger Agreement and the Mergers does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The descriptions of the terms of the Sixth Amendment and the Voting and Support Agreement do not purport to be complete and are qualified entirely by the full text of such agreements, copies of which are attached as Exhibits 10.1 and 10.2 to the Form 8-K/A filed with the SEC on April 28, 2022. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, CSSE or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

B-2 Exchange Agreement

On May 10, 2022, the Company, Opco LLC, and Redbox Automated Retail, LLC, a Delaware limited liability company (“Redbox Automated”), entered into a Contribution and Exchange Agreement (the “B-2 Exchange Agreement”) with Redwood Holdco, LP, a Delaware limited partnership (“Redwood”), New Outerwall, Inc., a Delaware corporation (“New Outerwall”), Aspen Parent, Inc., a Delaware corporation (“Aspen Parent”) and HPS.

The B-2 Exchange Agreement provides that, before the Effective Time, Aspen Parent shall cause to be exchanged the aggregate outstanding Term B-2 Loan Obligations (as defined in the Amended Credit Agreement) for 4,035,943 shares of Company Class B Common Stock and an equal number of Class A common units of Opco LLC.

The foregoing description of the B-2 Exchange Agreement does not purport to be complete and is qualified in its entirety by the full text of the B-2 Exchange Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Mutual Release

On May 10, 2022, the Company entered into the Release Agreement (the “Mutual Release”) by and among (i) Redwood, AP VIII Aspen Holdings, L.P., a Delaware limited partnership (“Aspen”), and Apollo Global Management, Inc. (“AGM,” and together with Redwood and Aspen, the “Apollo Parties”), (ii) CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC, and together with CSSE, Merger Sub Inc., Merger Sub LLC and Opco Merger Sub LLC, the “CSSE Parties”), (iii) HPS, (iv) Opco LLC and Redbox Automated (together with Redbox and Opco LLC, the “RDBX Parties”), and (v) Seaport Global SPAC, LLC, a Delaware limited liability company (“Seaport”).

In connection with the execution of the Merger Agreement, but effective as of the Closing, each of Redbox, CSSE, Apollo, HPS, and Seaport, severally and not jointly, on behalf of itself and its respective Mutual Release Parties and its and their respective subsidiaries or affiliates unconditionally, irrevocably and forever releases and discharges each of the other Mutual Release Parties and each of the former, current and future directors of Redbox and CSSE, to the fullest extent permitted by applicable law of all past and present Claims of (i) the RDBX Group Parties and the CSSE Group Parties (including the management, ownership, activities, failure to act or operation or activities thereof); (ii) indebtedness incurred by, or equity interests in, any of the RDBX Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the RDBX Group Parties; (iii) indebtedness incurred by, or equity interests in, any of the CSSE Group Parties, or any merger, asset sale, equity issuance or other transaction involving any of the CSSE Group Parties; (iv) the Merger Agreement, including the formulation, preparation, negotiation or execution of any of the agreements or documents contemplated thereby or related thereto; and (v) any other act or omission taking place before the Effective Time that relates to the foregoing.

The foregoing description of the Mutual Release does not purport to be complete and is qualified in its entirety by the full text of the Mutual Release, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendment to Tax Receivable Agreement

On May 10, 2022, in connection with the execution of the Merger Agreement, the Company entered into an amendment (the “TRA Amendment”) by and among the Company, CSSE, Redwood and Opco LLC (the “TRA Parties”) to the Tax Receivable Agreement, dated as of October 22, 2021 (the “TRA”).

The TRA Amendment provides that immediately prior to the Effective Time, the TRA shall be terminated in its entirety as a result of and upon the Closing at no cost to the TRA Parties or any of their respective affiliates and shall be of no further force or effect, and no party shall have any further obligations under the TRA for any reason, and that Redwood waives, releases, remises and forever discharges the Corporate Taxpayer (as defined in the TRA), its affiliates and their respective shareholders, directors, officers and employees from any obligations under the TRA, including as a result of past, present or future actions or events.

The foregoing description of the TRA Amendment does not purport to be complete and is qualified in its entirety by the full text of the TRA Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
2.1†	Merger Agreement, dated as of May 10, 2022, by and among Chicken Soup for the Soul Entertainment, Inc., RB First Merger Sub Inc., RB Second Merger Sub LLC, Redwood Opco Merger Sub LLC, Redbox Entertainment Inc. and Redwood Intermediate LLC.

10.1*	Contribution and Exchange Agreement, dated as of May 10, 2022, by and among Redbox Automated Retail, LLC, Redwood Intermediate LLC, Redwood Holdco, LP, New Outerwall, Inc., Aspen Parent, Inc., Redbox Entertainment Inc. and HPS Investment Partners, LLC.

10.2*	Release Agreement, dated as of May 10, 2022, by and among (i) Redwood Holdco, LP, AP VIII Aspen Holdings, L.P. and Apollo Global Management, Inc., (ii) Chicken Soup for the Soul Entertainment, Inc., RB First Merger Sub Inc., RB Second Merger Sub LLC and Redwood Opco Merger Sub, LLC, (iii) HPS Investment Partners, LLC, (iv) Redbox Entertainment Inc., Redwood Intermediate, LLC and Redbox Automated Retail, LLC and (v) Seaport Global SPAC, LLC.

10.3*	Tax Receivable Agreement Amendment, dated as of May 10, 2022, by and among Redbox Entertainment Inc., as successor to Seaport Global Acquisition Corp., Chicken Soup for the Soul Entertainment, Inc., Redwood Holdco, LP and Redwood Intermediate, LLC.

99.1*	Joint Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101)

*	Filed herewith

†	Certain of the exhibits and schedules to this agreement have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REDBOX ENTERTAINMENT INC.

By:	/s/ Frederick W. Stein
Name:	Frederick W. Stein
Title:	Chief Legal Officer & Secretary

Date: May 11, 2022